Exhibit 99.1

HARDINGE INC.	Contact:
One Hardinge Drive	Charles R. Trego, Jr., SVP & CFO
Elmira, N.Y. 14902	(607) 378-4202

Hardinge Announces Resignation Of Its Chief Financial Officer
And Appointment Of Successor

ELMIRA, N.Y. — January 8, 2008 — Hardinge Inc. (Nasdaq:HDNG), a leading international provider of advanced material-cutting solutions, today announced the resignation of Charles R. Trego, Jr. as Senior Vice President and Chief Financial Officer effective March 2, 2008. He has served in this position since October 2005. Mr. Trego has resigned to accept the position of Executive Vice-President and Chief Financial Officer with another publicly held company outside of the machine tool industry.

The Company also announced that the Board of Directors has appointed Edward J. Gaio as Vice-President and Chief Financial Officer effective March 2, 2008. Mr. Gaio, who is 54, joined Hardinge in September 2006 as the Company’s Corporate Controller and Chief Accounting Officer. Prior to joining Hardinge he held a number of senior financial management positions with Agilysys, Inc., a $1.7 billion North American distributor of enterprise computer systems and solutions, and with Avery Dennison Corporation, a $3.5 billion worldwide manufacturer of self-adhesive materials and office products.

“We appreciate the contributions that Chuck made to Hardinge while serving as CFO and wish him continued success as he pursues the next phase in his career”, said J. Patrick Ervin, Chairman of the Board, President, and Chief Executive Officer. “The company is fortunate to have a seasoned financial executive in Ed Gaio, our current Corporate Controller and Chief Accounting Officer, who can immediately step in and provide continuity to this position.  Ed’s more than 25 years of financial management leadership experience in manufacturing companies, along with his familiarity with the company, enables him to immediately lead our global financial management organization and contribute to our operations and strategic direction.”

Hardinge is a global designer, manufacturer and distributor of machine tools, specializing in high-precision, computer controlled, material-cutting machines. The company’s products are distributed to most of the industrialized markets around the world and, in 2006, more than 60% of sales were from outside of North America. Hardinge has a diverse international customer base and serves a wide variety of end-user markets. Along with metalworking manufacturers, which make parts for a variety of industries, our customers include a wide range of end users in the aerospace, agricultural, transportation, basic consumer goods, communications and electronics, construction, defense, energy, pharmaceutical and medical equipment, and recreation industries, among others. The company has manufacturing operations in the United States and Switzerland, and assembly operations in Taiwan, China and the United Kingdom. Hardinge’s common stock trades on the Nasdaq Global Select Market(SM) under the symbol, “HDNG.” For more information, please visit www.hardinge.com.

This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. The company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward- looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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